EXHIBIT 5.1


                               JACKSON KELLY PLLC



                                  May 21, 2003


Atlas Minerals Inc.
Suite 205, 10920 West Alameda Avenue
Lakewood, CO  80226


         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Atlas Minerals Inc. (the "Corporation") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), that you are filing with the United States Securities and Exchange Commission with respect to 950,000 shares of common stock (the "Shares") which may be issued under the Atlas Minerals Inc. 2001 Stock Option Plan Dated September 7, 2001 (the "Plan").

         We have examined the Registration Statement and such other documents and records of the Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares pursuant to the Plan has been duly authorized and that, upon the due execution by the Corporation and the registration by its registrar of the Shares, the sale thereof by the Corporation in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /s/ Nathan L. Stone

                                                     Jackson Kelly PLLC